UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2015

Independence Holding Company

(Exact name of registrant as specified in its charter)

Delaware	001-32244	58-1407235
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

96 Cummings Point Road

Stamford, CT 06902

(Address of principal executive offices, including zip code)

(203) 358-8000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Independence Holding Company (the “Company”) was held on May 15, 2015.  Matters submitted to stockholders at the meeting and the voting results thereof were as follows:

Proposal One – Election of Directors

The stockholders of the Company elected each of the following director nominees proposed by the Company’s Board of Directors to serve until the next annual meeting of stockholders of the Company. The voting results for each director nominee are set forth below.

Name	For	Withheld	Broker Non-Votes

Mr. Larry R. Graber	12,018,669	2,183,474	2,064,952

Mr. David T. Kettig	13,796,454	405,689	2,064,952

Mr. Allan C. Kirkman	12,168,657	2,033,486	2,064,952

Mr. John L. Lahey	14,059,257	142,886	2,064,952

Mr. Steven B. Lapin	12,016,868	2,185,275	2,064,952

Mr. James G. Tatum, C.F.A.	14,059,252	142,891	2,064,952

Mr. Roy T. K. Thung	12,129,173	2,072,970	2,064,952

Proposal Two – Ratification of Appointment of Independent Auditors

The stockholders of the Company ratified the appointment of KPMG LLP as the Company’s independent auditor for the fiscal year ended December 31, 2015.  The voting results for the appointment of KPMG LLP are set forth below.

For	Against	Abstention	Broker Non-Votes

16,232,062	31,780	3,253	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE HOLDING COMPANY

Date: May 15, 2015	By:	/s/ Loan Nisser
Name: Loan Nisser
Title: Vice President and Secretary